Exhibit 99.1

FOR IMMEDIATE RELEASE

Green Plains Reports Third Quarter 2016 Financial Results

•	Net income attributable to the company of $7.9 million, or $0.20 per diluted share

•	Company completes nearly $500 million in acquisitions over the last 45 days

•	Based on current markets, the company expects a stronger fourth quarter

OMAHA, Neb., Oct. 31, 2016 (GLOBE NEWSWIRE) - Green Plains Inc. (NASDAQ:GPRE) today announced financial results for the third quarter of 2016. Net income attributable to the company was $7.9 million, or $0.20 per diluted share, for the third quarter of 2016 compared with net income of $6.2 million, or $0.16 per diluted share, for the same period in 2015. Revenues were $841.9 million for the third quarter of 2016 compared with $742.8 million for the same period last year.

“We generated $42 million of segment operating income for the third quarter of 2016, which is our best performance since the end of 2014. Based on current markets, we expect a stronger fourth quarter,” said Todd Becker, president and chief executive officer. “We have grown significantly over the last year as we have increased our ethanol production capacity organically and through acquisitions by nearly 50 percent to approximately 1.5 billion gallons per year, and acquired Fleischmann’s Vinegar Company. We continue to focus on our core competencies as we efficiently integrate these acquisitions and aggressively grow our platform to create long-term shareholder value.”

During the third quarter, Green Plains produced 292.2 million gallons of ethanol compared with 215.6 million gallons for the same period in 2015. The consolidated ethanol crush margin was $52.6 million, or $0.18 per gallon, for the third quarter of 2016 compared with $34.9 million, or $0.16 per gallon, for the same period in 2015. The consolidated ethanol crush margin is the ethanol production segment’s operating income before depreciation and amortization, which includes corn oil production, plus intercompany storage, transportation and other fees, net of related expenses.

Revenues were $2.5 billion for the nine-month period ended Sept. 30, 2016, compared with $2.2 billion for the same period in 2015. Net loss for the nine-month period ended Sept. 30, 2016, was $(8.0) million, or $(0.21) per diluted share, compared with net income of $10.7 million, or $0.27 per diluted share, for the same period in 2015.

“We experienced a stable ethanol margin environment in the third quarter as we continued to see strong ethanol demand worldwide driven by increasing consumption of gasoline and broader appetites for an efficient source of octane,” added Becker. “As we continue to expand and diversify our operations, we expect to immediately benefit from the recently acquired businesses.”

Recent Highlights

•	On Aug. 15, 2016, Green Plains completed a private offering of $170 million aggregate principal amount of 4.125% convertible senior notes that will mature on Sept. 1, 2022. The net proceeds from the offering were used to finance the recent acquisitions.

•	On Sept. 23, 2016, Green Plains acquired three ethanol plants located in Madison, Ill., Mount Vernon, Ind. and York. Neb. for approximately $237 million in cash plus certain working capital adjustments from Abengoa BioEnergy. Concurrently, the ethanol storage assets were sold to Green Plains Partners LP for $90 million. All three plants are currently operational and will add 236 million gallons per year of ethanol production capacity.

•	On Oct. 3, 2016, Green Plains acquired SCI Ingredients Holdings, Inc. and its wholly owned subsidiary, Fleischmann’s Vinegar Company, Inc., for approximately $250 million, financing the transaction with $135 million of debt and the balance with cash on hand. Fleischmann’s Vinegar Company will operate as a standalone business.

Results of Operations

Consolidated revenues increased $99.1 million for the three months ended Sept. 30, 2016, compared with the same period in 2015. Revenues from ethanol, corn oil and cattle sales increased $82.7 million, $20.9 million and $13.1 million, respectively, while revenues from grain decreased $17.1 million. Ethanol and cattle revenues were affected by increased volumes sold, partially offset by lower average realized prices. Corn oil revenues were impacted by increased volumes sold. Grain revenues were impacted by both lower volumes sold and lower average realized prices.

Operating income increased $11.0 million for the three months ended Sept. 30, 2016, compared with the same period last year primarily due to increased margins on ethanol production and cattle. Interest expense increased $1.6 million for the three months ended Sept. 30, 2016, compared with the same period last year primarily due to higher average debt outstanding. Income tax expense was $5.1 million for the three months ended Sept. 30, 2016, compared with income tax benefit of $0.6 million for the same period in 2015.

Earnings before interest, income taxes, depreciation and amortization (EBITDA) for the third quarter of 2016 was $49.1 million compared with $36.3 million for the same period last year.

GREEN PLAINS INC.

SEGMENT OPERATIONS

(unaudited, in thousands)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2016	2015	% Var.	2016	2015	% Var.
Revenues:
Ethanol production	$532,441	$389,917	36.6%	$1,471,757	$1,286,519	14.4%
Agribusiness	443,330	310,190	42.9	1,300,862	974,883	33.4
Marketing and distribution	735,983	670,327	9.8	2,173,826	1,980,360	9.8
Partnership	26,205	21,410	22.4	75,487	28,251	*
Intersegment eliminations	(896,107)	(649,047)	38.1	(2,543,149)	(2,044,338)	24.4

	841,852	742,797	13.3	2,478,783	2,225,675	11.4

Gross margin:
Ethanol production	38,216	24,569	55.5	61,037	101,924	(40.1)
Agribusiness	8,748	2,195	298.5	22,651	11,904	90.3
Marketing and distribution	9,660	13,393	(27.9)	26,023	30,033	(13.4)
Partnership	26,205	21,410	22.4	75,487	28,251	*
Intersegment eliminations	140	1,882	(92.6)	490	5,184	(90.5)

	82,969	63,449	30.8	185,688	177,296	4.7

Operating income (loss):
Ethanol production	15,311	5,528	177.0	(7,385)	43,139	(117.1)
Agribusiness	6,251	365	*	15,039	5,833	157.8
Marketing and distribution	5,252	9,406	(44.2)	13,908	17,446	(20.3)
Partnership	15,084	11,030	36.8	42,958	416	*
Intersegment eliminations	141	1,882	(92.5)	491	5,264	(90.7)

Segment operating income	42,039	28,211	49.0	65,011	72,098	(9.8)
Corporate activities	(11,184)	(8,378)	33.5	(29,393)	(23,759)	23.7

	$30,855	$19,833	55.6%	$35,618	$48,339	(26.3)%

*	Percentage variance not considered meaningful.

GREEN PLAINS INC.

OPERATING DATA BY PRODUCT

(unaudited, in thousands)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2016	2015	% Var.	2016	2015	% Var.
Ethanol production
Ethanol sold (gallons)	292,238	215,561	35.6%	813,464	686,791	18.4%
Distillers grains sold (tons)	790	577	36.8	2,170	1,837	18.1
Corn oil sold (pounds)	72,176	55,918	29.1	196,530	175,975	11.7
Corn consumed (bushels)	102,113	75,538	35.2	284,282	241,720	17.6
Agribusiness
Grain sold (bushels)	112,754	63,171	78.5	320,612	206,554	55.2
Marketing and distribution
Ethanol sold (gallons)	335,980	294,348	14.1	1,017,806	869,989	17.0
Partnership
Storage and throughput (gallons)	292,238	215,561	35.6	813,464	215,561	*

*	Percentage variance not considered meaningful.

GREEN PLAINS INC.

CONSOLIDATED CRUSH MARGIN

(unaudited, in thousands except per gallon amounts)

	Three Months Ended September 30,		Three Months Ended September 30,
	2016	2015	2016	2015
	($ in thousands)		($ per gallon produced)
Ethanol production operating income	$15,311	$5,528	$0.05	$0.03
Depreciation and amortization	15,725	13,887	0.06	0.06

Total ethanol production	31,036	19,415	0.11	0.09
Intercompany fees, net:
Storage and logistics (partnership)	15,675	11,852	0.05	0.05
Marketing and agribusiness fees	5,885	3,622	0.02	0.02

Consolidated crush margin	$52,596	$34,889	$0.18	$0.16

Liquidity and Capital Resources

On Sept. 30, 2016, Green Plains had $441.6 million in cash and cash equivalents, and $168.9 million available under revolving credit agreements, some of which are subject to restrictions and other lending conditions. Total debt outstanding was $923.5 million, including $229.1 million outstanding under working capital revolvers and other short-term borrowing arrangements for the marketing and distribution, and agribusiness segments at Sept. 30, 2016.

Conference Call Information

On Nov. 1, 2016, Green Plains Inc. and Green Plains Partners LP will host a joint conference call at 11 a.m. Eastern time (10 a.m. Central time) to discuss third quarter 2016 financial and operating results for each company. Domestic and international participants can access the conference call by dialing 888.765.5576 and 913.312.0837, respectively. Participants are advised to call at least 10 minutes prior to the start time. Alternatively, the conference call and presentation can be accessed on Green Plains’ website at http://investor.gpreinc.com/events.cfm. A transcript of the conference call will also be made available on the company’s website as soon as practicable.

Non-GAAP Financial Measures

Management uses earnings before interest, income taxes, depreciation and amortization, or EBITDA, and consolidated ethanol crush margin to measure the company’s financial performance and to internally manage its businesses. Management believes these measures provide useful information to investors for comparison with peer and other companies. These measures should not be considered an alternative to net income or segment operating income, which are determined in accordance with generally accepted accounting principles. EBITDA calculations may vary from company to company. Accordingly, the company’s computation of EBITDA may not be comparable with a similarly-titled measure of another company.

About Green Plains Inc.

Green Plains Inc. (NASDAQ:GPRE) is a diversified commodity-processing business with operations related to ethanol, distillers grains and corn oil production; grain handling and storage; a cattle feedlot; and commodity marketing and distribution services. The company is the second largest consolidated owner of ethanol production facilities in the world, with 17 dry mill plants, producing nearly 1.5 billion gallons of ethanol at full capacity. Green Plains, through its wholly owned subsidiary Fleischmann’s Vinegar Company, provides specialized ingredient solutions for leading food and feed manufacturers. Green Plains owns a 62.5% limited partner interest and a 2.0% general partner interest in Green Plains Partners. For more information about Green Plains, visit www.gpreinc.com.

About Green Plains Partners LP

Green Plains Partners LP (NASDAQ:GPP) is a fee-based Delaware limited partnership formed by Green Plains Inc. to provide fuel storage and transportation services by owning, operating, developing and acquiring ethanol and fuel storage tanks, terminals, transportation assets and other related assets and businesses. For more information about Green Plains Partners, visit www.greenplainspartners.com.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements include words such as “anticipates,” “believes,” “estimates,” “expects,” “goal,” “intends,” “plans,” “potential,” “predicts,” “should,” “will,” and other words with similar meanings in connection with future operating or financial performance. Such statements are based on management’s current expectations, which are subject to various factors, risks and uncertainties that may cause actual results, outcomes, timing and performance to differ materially from those expressed or implied. Green Plains may experience significant fluctuations in future operating results due to a number of economic conditions, including competition in the industries in which Green Plains operates; commodity market risks, including those resulting from current weather conditions; financial market risks; counterparty risks; risks associated with changes to federal policy or regulation; risks related to closing and achieving anticipated results from acquisitions; risks associated with the joint venture to commercialize algae production and growth potential of the algal biomass industry; risks associated with the recent acquisitions of three Abengoa BioEnergy ethanol plants and Fleischmann’s Vinegar; and other risks detailed in Green Plains’ reports filed with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended Dec. 31, 2015, and subsequent filings with the SEC. Green Plains is not obligated nor intends to update its forward-looking statements at any time unless it is required by applicable securities laws. Unpredictable or unknown factors not discussed in this release could also have material adverse effects on forward-looking statements.

Consolidated Financial Results

GREEN PLAINS INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	September 30, 2016	December 31, 2015
	(unaudited)
ASSETS
Current assets
Cash and cash equivalents	$407,359	$384,867
Restricted cash	34,219	27,018
Accounts receivable, net	132,574	96,150
Inventories	324,287	353,957
Other current assets	54,583	50,585

Total current assets	953,022	912,577
Property and equipment, net	1,139,592	922,070
Other assets	84,344	83,273

Total assets	$2,176,958	$1,917,920

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$129,317	$166,963
Accrued and other liabilities	46,373	32,026
Short-term notes payable and other borrowings	229,086	226,928
Current maturities of long-term debt	13,244	4,507
Other current liabilities	24,927	8,245

Current liabilities	442,947	438,669
Long-term debt	681,182	432,139
Other liabilities	87,290	88,203

Total liabilities	1,211,419	959,011
Stockholders’ equity
Total Green Plains stockholders’ equity	849,833	797,830
Noncontrolling interests	115,706	161,079

Total liabilities and stockholders’ equity	$2,176,958	$1,917,920

GREEN PLAINS INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited, in thousands except per share amounts)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2016	2015	% Var.	2016	2015	% Var.
Revenues
Product	$839,786	$740,634	13.4%	$2,472,741	$2,219,319	11.4%
Service	2,066	2,163	(4.5)	6,042	6,356	(4.9)

Total revenues	841,852	742,797	13.3	2,478,783	2,225,675	11.4

Costs and expenses
Cost of goods sold	758,883	679,348	11.7	2,293,095	2,048,379	11.9
Operations and maintenance	8,564	7,715	11.0	25,713	21,850	17.7
General and administrative	24,264	19,280	25.9	68,225	58,473	16.7
Depreciation and amortization	19,286	16,621	16.0	56,132	48,634	15.4

Total costs and expenses	810,997	722,964	12.2	2,443,165	2,177,336	12.2

Operating income	30,855	19,833	55.6	35,618	48,339	(26.3)

Other income (expense)
Interest income	484	319	51.7	1,263	749	68.5
Interest expense	(11,819)	(10,196)	15.9	(33,117)	(29,918)	10.7
Other, net	(1,553)	(519)	199.2	(2,050)	(2,484)	(17.5)

Total other expense	(12,888)	(10,396)	24.0	(33,904)	(31,653)	7.1

Income before income taxes	17,967	9,437	90.4	1,714	16,686	(89.7)
Income tax expense (benefit)	5,083	(604)	*	(4,339)	2,171	*

Net income	12,884	10,041	28.3	6,053	14,515	(58.3)
Net income attributable to noncontrolling interests	4,956	3,862	28.3	14,072	3,862	264.4

Net income (loss) attributable to Green Plains	$7,928	$6,179	28.3%	$(8,019)	$10,653	(175.3)%

Earnings per share:
Net income (loss) attributable to Green Plains - basic	$0.21	$0.16		$(0.21)	$0.28

Net income (loss) attributable to Green Plains - diluted	$0.20	$0.16		$(0.21)	$0.27

Weighted average shares outstanding:
Basic	38,282	38,066		38,301	37,966

Diluted	39,136	38,556		38,301	39,266

* Percentage variance not considered meaningful.

GREEN PLAINS INC.

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(unaudited, in thousands)

	Nine Months Ended September 30,
	2016	2015
Cash flows from operating activities:
Net income	$6,053	$14,515
Noncash operating adjustments:
Depreciation and amortization	56,132	48,634
Deferred income taxes	(16,413)	(39,645)
Other	14,549	11,745
Net change in working capital	660	(42,729)

Net cash provided (used) by operating activities	60,981	(7,480)

Cash flows from investing activities:
Purchases of property and equipment	(35,658)	(44,464)
Acquisition of businesses, net of cash acquired	(252,488)	—
Investments in unconsolidated subsidiaries	(1,388)	(3,309)

Net cash used by investing activities	(289,534)	(47,773)

Cash flows from financing activities:
Net proceeds (payments) - long-term debt	296,422	(16,419)
Net proceeds (payments) - short-term borrowings	1,843	(9,285)
Other	(47,220)	151,310

Net cash provided by financing activities	251,045	125,606

Net change in cash and cash equivalents	22,492	70,353
Cash and cash equivalents, beginning of period	384,867	425,510

Cash and cash equivalents, end of period	$407,359	$495,863

GREEN PLAINS INC.

RECONCILIATIONS TO NON-GAAP FINANCIAL MEASURES

(unaudited, in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Net income	$12,884	$10,041	$6,053	$14,515
Interest expense	11,819	10,196	33,117	29,918
Income taxes	5,083	(604)	(4,339)	2,171
Depreciation and amortization	19,286	16,621	56,132	48,634

EBITDA	$49,072	$36,254	$90,963	$95,238

Contact: Jim Stark, Vice President - Investor and Media Relations, Green Plains Inc. (402) 884-8700

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